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                                                                   Exhibit 10.55

                        THE HARVEY ENTERTAINMENT COMPANY
                      1999 Avenue of the Stars, Suite 2050
                         Los Angeles, California 90067


As of May 1, 1998


Matty Simmons Productions
4338 Redwood Avenue, Suite 302
Marina Del Rey, California 90292

Re: Consulting Agreement

Gentlemen:

        When executed by you ("Lender") and by a duly authorized representative of The Harvey Entertainment Company (the "Company"), this letter will set forth the terms and conditions of your provision to Company of the services of Matty Simmons ("Simmons") (this document is hereinafter referred to as the "Agreement").

1.      SERVICES.

        1.1 CONSULTANCY. Company hereby contracts with Lender during the Term (as hereinafter defined) to provide the consulting services of Simmons to create, during the Term, an entertainment magazine prototype, together with certain subsequent issues of such magazine should the prototype be accepted by Company for publication, featuring Company's characters and properties in a form and content deemed acceptable by Company, as determined in Company's sole discretion, together with such other services related to Company's characters and properties, as requested by Company, for exploitation in other entertainment related fields, such as, but not limited to, Direct to Video programs and Theatrical films (all such activities are referred to herein as the "Services") and such other duties as Company may from time to time reasonably request and which are consistent with Simmons' stature and experience. The Services shall be performed at Company's principal offices in the City of Los Angeles, and from time to time on a temporary travel basis at such other location as Company shall reasonably request consistent with its reasonable business needs. Simmons agrees to perform such Services in a competent and professional manner.



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        1.2. REPORTING REQUIREMENTS. Simmons shall report to the Chief Executive
Officer ("CEO") and the Chief Financial Officer ("CFO") of Company and/or such other individuals as may be designated by the CEO, the CFO, or their authorized representatives, as the case may be.

        1.3. TERM/EXCLUSIVITY.

        1.3.1. The Term of this Agreement shall be for one (1) year; shall commence as of May 1, 1998 and shall end on May 1, 1999 (the "Initial Term") unless sooner terminated in accordance with the provisions of this Agreement and subject to the following sentence. Notwithstanding the foregoing, Company shall have two (2) separate, immediately subsequent options, consisting of one (1) year each (referred to, respectively, as the First Option Period and the Second Option Period) to extend the term of this agreement, upon notice to Lender or Simmons, upon the same terms and conditions contained herein. Each such option period shall commence upon the expiration of the immediately preceeding Initial Term or, if exercised, the First Option Period. Any such option periods, to the extent exercised, taken together with the Initial Term, shall be referred to herein as the "Term". Options can only be exercised if Simmons has been paid at least two hundred thousand dollars ($200,000) for the prior year.

        1.3.2. The Services shall be rendered on a full time basis during normal working hours and all Services of Simmons shall be exclusive to Company except for those activities not competitive with Company's activities and only to the extent the performance of such activities do not reduce or inhibit the performance of the Services by Simmons for the Company. Simmons agrees that during the Term he shall not, without the further approval of an authorized officer of Company, directly or indirectly engage in or participate as an officer, employee, director, agent of or consultant for any business directly competitive with that of Company's business. Simmons can be a passive executive producer on a non-competitive (non-children's) project.

        1.3.3. Notwithstanding anything to the contrary contained in this
Section 1.3, Simmons may acquire and/or retain, solely as an investment, and may take customary actions to maintain and preserve Simmon's ownership of:

        (a) Securities of any partnership, trust, corporation or other person which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and which are publicly traded as long as Executive's investment amounts to less than five percent (5%) of the equity in such entity; and

        (b) Any securities of a partnership, trust, corporation or other person not registered as set forth in 1.3.3.(a) above so long as Simmons remains a passive investor in that entity and does not become part of any control group thereof and so long as such entity is not, directly or indirectly, in competition with Company.



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     1.4. CONFIDENTIALITY. Simmons acknowledges that the Services will, throughout the Term, bring Simmons into close contact with many confidential affairs of Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. Simmons further acknowledges that the business of Company is international in scope, that its products are marketed throughout the world, that Company competes in nearly all of its business activities with other organizations which are or could be located in nearly any part of the world and that the nature of Simmons' services, position and expertise are such that he is capable of competing with Company from nearly any location in the world. In recognition of the foregoing, Simmons covenants and agrees:

     1.4.1. That Simmons will keep secret all trade secrets of Company which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of Company, either during or after the Term, except with Company's written consent and except for such disclosure as is necessary in the performance of Simmons' duties during the Term; and

     1.4.2. That Simmons will deliver promptly to Company on termination of the Term or at any other time Company may so request, at Simmons' expense, all confidential memoranda, notes, records, reports and other documents (and all copies thereof) relating to Company's business, which Simmons obtained while consulting, or otherwise serving or acting on behalf of, Company or which Simmons may then possess or have under his control.

2.   COMPENSATION.

     As compensation and consideration for all Services provided by Simmons during the Term pursuant to this Agreement, Company agrees to pay to Lender the compensation set forth below.

     2.1. PUBLISHING PROTOTYPE COSTS. Company shall provide Twenty Five Thousand Dollars ($25,000.00) for the prototype issue of the magazines to be produced by Simmons pursuant to his performance of the Services. Said advance shall cover all preliminary expenses necessary for the production of such prototype and shall be inclusive of the first issue payment of Ten Thousand Dollars ($10,000.00) for the month of May, 1998 pursuant to paragraph 2.2 below and shall be payable upon the complete execution of this agreement. Simmons shall provide Company with original invoices and detailed accountings of all costs, as they are incurred, relating to the expenditure of the Fifteen Thousand Dollar expense allotment for the production of the prototype specified in this paragraph. The prototype shall be completed in a manner deemed satisfactory to Company and delivered to Company (together with proof of payments) by June 30, 1998. Simmons shall be solely responsible for the payment of costs incurred in connection with the production of the prototype, and shall be reimbursed by the Company upon submission of appropriate documentation.

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      2.2.  PUBLISHING COSTS. Subsequent to the production of the prototype specified in 2.2 above, Company shall provide Ten Thousand Dollars ($10,000.00) per issue for Simmons' services on the magazines which are the subject of the Services. Such amount shall be payable by Company upon the initial date of U.S. commercial publication of each wholly new issue of the relevant magazine subsequent to the prototype issue. In addition to the foregoing, Company shall pay Lender a bonus in an amount equal to ten percent (10%) of the pre-tax net income actually derived by Company from the magazines which are the subject of the Services. The bonus specified in the immediately preceding sentence shall be separate from the per issue payment specified in the first sentence of this paragraph and shall be subject to an annual maximum limit of One Hundred Thousand Dollars ($100,000.00) per year (regardless of the number of issues or magazines involved) and shall be calculated and accounted for according to Company's standard definitions and accounting practices. Bonuses will be paid on completion of annual audit.

      2.3. THEATRICAL MOTION PICTURES. Should Simmons render substantial Services on any full length theatrical motion picture to be domestically released in the United States featuring a character or property of the Company, at Company's sole request, then Lender shall be entitled to an executive producing fee of One Hundred and Fifty Thousand Dollars ($150,000.00) for each such motion picture if Company is not the Producer (as such term is commonly understood in the motion picture industry) of the motion picture in question. In addition, if Company does not produce such motion picture, Lender shall be entitled to an additional fee equal to ten percent (10%) of Company's actually received net receipts derived from the exhibition of the picture concerned and received from the producer or distributor of the picture in question. In the event that the Company serves as the Producer of the motion picture in question, then the fees to be payable to Lender for Simmons' Services shall be negotiated in good faith between the parties hereto. With respect to the fees payable pursuant to this paragraph, the Company shall make the sole determination, in its reasonable business judgment, as to whether Simmons has rendered Services substantial enough to qualify for such fees. Payment of the executive production fees specified in the first sentence of this paragraph shall be made: One third (1/3) upon the commencement of principal photography; one third (1/3) upon the completion of principal photography; and the remaining one third (1/3) upon the delivery of the answer print to, and acceptance of such by, the Company. Bonuses will be paid on completion of annual audit.

      2.4. DIRECT TO VIDEO MOTION PICTURES. The parties agree that Simmons render substantial Services on any full length "direct to video" motion picture to be domestically released in the United States featuring a character or property of the Company. Lender shall be entitled to a producing fee of One Hundred Thousand Dollars ($100,000.00) per each such direct to video motion picture. In addition, Lender shall be entitled to an additional fee equal to two percent (2%) of Company's actually received net receipts derived from the sale of the home video version of the picture concerned plus ten percent (10%) of the Company's actually received net receipts derived from ancillary exploitation of such direct to video motion picture. All net receipts payments specified in this paragraph shall be subject to a maximum payable of


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One Hundred and Fifty Thousand Dollars ($150,000.00) per motion picture, subject to the following sentence. In the event that any direct to video motion picture specified in this paragraph, and for which a payment is payable to Lender, is domestically theatrically released and generally distributed throughout the United States, then the maximum cap specified in the immediately preceding sentence shall be removed (in which event the provisions of this paragraph shall apply and the provisions of the immediately preceding paragraph shall not be applicable even though it may be claimed that the direct to video motion picture should now be qualified as a motion picture under paragraph 2.3 above). With respect to the fees payable pursuant to this paragraph, the Company shall make the sole determination, in its reasonable business judgment, as to whether Simmons' has rendered Services substantial enough to qualify for such fees. Payment of the production fees specified in the first sentence of this paragraph shall be made: One third (1/3) upon the commencement of principal photography; one third (1/3) upon the completion of principal photography; and the remaining one third (1/3) upon the delivery of all video masters to, and acceptance of such by, the Company. Bonuses will be paid upon completion of annual audit.

        2.5. STOCK OPTION AWARDS. Lender shall receive a grant of Ten Thousand (10,000) performance based options in and to the Company's common stock at the beginning of each year of the Term at a price equal to the market price then in effect at the time of each such grant, pursuant to the Company's 1997 Stock Option Plan.

        2.6 EXPENSES. Company will reimburse Simmons for his reasonable Company approved business expenses incurred in connection with the performance of his Services under the Agreement, subject to, and in accordance with, Company's general policies regarding business expenses.

3.      TERMINATION.

        3.1.    TERMINATION BY COMPANY.

        (a) Simmons' or Lender's Material Breach. The Company shall have the right, at its election, to terminate the Term for "Simmons' or Lender's Material Breach," which shall consist of (i) material and repeated instances of misconduct or habitual inability to perform the Services, or violation of Company's established policies or procedures, (ii) a single act so grievous as to constitute the equivalent of such repeated instances (including, without limitation, theft, misappropriation of Company's assets, conviction of a felony, or sexual harassment), (iii) unauthorized intentional disclosure of any of Company's trade secrets or (iv) a material breach of any covenant, condition agreement or term of this Agreement and only if Company shall have given written notice to Lender or Simmons specifying the claimed cause or breach and, provided such breach is curable, Lender or Simmons fail to correct the claimed breach or fails to alter the objectionable patter of conduct specified in the applicable written notice as soon as practical thereafter but no later than thirty (30) days after receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach.


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        (b)     Effect of Termination by Company. Should the Term be terminated by Company by reason of Lender's or Simmons' Material Breach, Lender or Simmons shall have no right to any further benefits or compensation from and after termination.

        3.2     TERMINATION BY LENDER OR SIMMONS.

        (a) Company's Material Breach. Lender or Simmons shall have the right, at their election, to terminate the Term only for "Company's Material Breach," which shall consist of the Company's failure or refusal to comply with a material term of this Agreement or misfeasance or gross negligence in performing under this Agreement. In order to terminate the Term, Lender or Simmons shall be required to give written notice specifying the claimed breach and the Company shall have failed to correct the claimed breach, if such breach is curable, or alter the objectionable pattern of conduct specified in the applicable written notice, no later than thirty (30) days after receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach.

        (b) Effect of Termination by Lender or Simmons. Should Lender or Simmons terminate the Term due to Company's Material Breach, the Company shall, subject to any right of offset for any indebtedness of Lender or Simmons, pay Lender what Lender would have been entitled to during the then remaining portion of the Term with respect to the producer's fees or percentage participations specified above.

4.      DEATH AND DISABILITY.

        4.1 DEATH. The Term shall immediately terminate upon Simmons' death as certified in accordance with the provisions of California law ("Death").

        4.2 DISABILITY. As used herein, the term "Disability" shall mean Simmons becoming unable to fully perform the Services as a result of his permanent or temporary, total or partial, physical or mental disability for any two (2) months during the Term ("Disability"). In such event, Company shall have the right (notwithstanding any other provision of this Agreement to the contrary) to terminate the Term upon notice to Lender or Simmons.

        4.3 EFFECT OF DEATH OR DISABILITY. Should the Term be terminated in accordance with the provisions of Paragraphs 4.1 or 4.2 by reason of Death or Disability, Simmons (or his estate) or Lender shall have no right to any further compensation (other than any stock options vested at the time of such Death or Disability; fees or percentage participations, but solely to the extent Services have been fully performed in connection with such).

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     5.   COVENANT NOT TO SOLICIT.

          Until one year after actual termination of Simmons' consultancy with the Company, Simmons or Lender shall not, directly or indirectly, solicit or induce any of the Company's or its parent's or subsidiaries' employees to terminate their employment with the Company or its parent or any of its subsidiaries or knowingly interfere with the Company's or its parent or any of its subsidiaries then contractual relationships or knowingly disparage the company or its parent or any of its subsidiaries or its executives.

     6.   ATTORNEY'S FEES.

          In the event there is commenced any action, suit or proceeding in respect of a dispute arising out of this Agreement, the parties hereto agree that the prevailing party shall be entitled to reimbursement upon demand for all reasonable fees and actual expenses of counsel in connection with each claim constituting a portion of such action, suit or proceeding in which he is the prevailing party. A party shall be a "prevailing party" as to a claim if such party is successful in proving or disproving the cause of action asserted or contested.

     7.   GENERAL.

     7.1 APPLICABLE LAW CONTROLS. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between any provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of the Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements.

     7.2 WAIVER/ESTOPPEL. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy by law or in equity to which any party may be entitled but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other parties rely on an instrument in writing, signed by the party to be charged, specifically reciting that the other parties may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

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                7.3.  NOTICES.  Any notice which Company is required or may desire to give to Lender hereunder shall be in writing and may be served by delivering it to Lender or Simmons, or by sending it to Lender or Simmons by mail, telex, or telegraph, at such address as Lender or Simmons may from time to time designate to Company. Any notice which is required or may be served upon Company hereunder shall be in writing and may be served by delivering it personally or by sending it by mail, telex or telegraph to the address set forth on Page 1 hereof or such other substitute addresses as Company may from time to time designate by notice. Notices regarding cure of an alleged breach hereof shall be sent by certified registered mail and shall be effective upon receipt.

                7.4 GOVERNING LAW. This Agreement shall be governed by, construed and enforced, and the legality and validity of each term and condition shall be determined, in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California. Any actions brought relating to this Agreement may be brought only in the Courts, State or Federal, located within County of Los Angeles, State of California.

                7.5 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                7.6 NO JOINT VENTURES. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or appoint any party the agent of any other party. No party shall hold itself out contrary to the terms of this paragraph and, except as otherwise specifically provided herein, no party shall become liable for the representation, act or omission of any third party who is not referred to herein and shall not be deemed to give right or remedy to any such third party.

                7.7 NO EMPLOYMENT. In entering into this Agreement, and in providing the Services, Lender and Simmons have and shall have the status of independent consultants and contractors and nothing herein shall contemplate or constitute Lender or Simmons as Company's agents or employees.

                7.8 VALIDITY. This Agreement shall not become effective, further subject 7.10 below, until executed by all proposed parties hereto.

                7.9 MODIFICATION/ENTIRE AGREEMENT. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warrant, statement, promise, arrangement or understanding not expressly set forth in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements

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and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

        7.10 BOARD APPROVAL. Notwithstanding anything to the contrary contained herein, the validity and effectiveness of this Agreement, as well as any of Company's obligations thereunder, are expressly contingent upon the approval by the Company's Board of Directors of all material terms contained above. Notwithstanding the foregoing, in the event that the Company's Board of Directors fails to approve this Agreement, Lender shall nonetheless receive from Company an amount representing the "commencement of photography" payment ($33,333.00) referred to in paragraph 2.4 above for services already rendered by Simmons in connection with the direct to video motion picture currently referred to as "Baby Huey's Easter."

        Please confirm your agreement to the foregoing by signing below where indicated.

Very truly yours,

THE HARVEY ENTERTAINMENT COMPANY

By: /s/ MICHAEL S. HOPE
   -----------------------------


Agreed to and Accepted

/s/ MATTY SIMMONS PRES. MATTY SIMMONS PRODUCTIONS, INC.
------------------------------------------------------
Matty Simmons Productions
Tax ID# 95-3743735

I have read and understand the foregoing agreement and agree to be bound by its terms and conditions insofar as they relate to my services as an independent consultant.

/s/ MATTY SIMMONS
--------------------------------
Matty Simmons
SS# ###-##-####


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